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                                                                     Exhibit 2.1


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                          AGREEMENT AND PLAN OF MERGER



                                  by and among



                                SIMMONS COMPANY,

                             SIMMONS HOLDINGS, INC.,



                                       and



                              REM ACQUISITION, INC.



                               As of July 16, 1998


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                                TABLE OF CONTENTS

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                                                                                                                 ----
                                    ARTICLE I

                                   DEFINITIONS

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Definitions       ................................................................................................2

                                   ARTICLE II

                                   THE MERGER

Section 2.1       The Merger......................................................................................6
Section 2.2       Closing; Effective Time.........................................................................6
Section 2.3       Certificate of Incorporation....................................................................7
Section 2.4       By-laws.........................................................................................7
Section 2.5       Directors and Officers..........................................................................7

                                   ARTICLE III

                   CONVERSION OF SHARES; STOCKHOLDER APPROVAL

Section 3.1       Effect on Capital Stock.........................................................................7
Section 3.2       Treatment of Options............................................................................8
Section 3.3       Payment for Shares.............................................................................10
Section 3.4       Stockholders' Meeting..........................................................................12

                                   ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND THE COMPANY

Section 4.1       Corporate Organization.........................................................................13
Section 4.2       Capital Stock..................................................................................13
Section 4.3       Subsidiaries...................................................................................14
Section 4.4       Corporate Authority............................................................................15
Section 4.5       Financial Statements...........................................................................16
Section 4.6       Operations Since March 28, 1998................................................................17
Section 4.7       No Undisclosed Liabilities.....................................................................18
Section 4.8       Taxes..........................................................................................19
Section 4.9       Governmental Permits...........................................................................19
Section 4.10      Real Property..................................................................................20
Section 4.11      Real Property Leases...........................................................................20
Section 4.12      Intellectual Property..........................................................................21
Section 4.13      Labor Relations................................................................................21
Section 4.14      Employee Benefit Plans.........................................................................22
Section 4.15      Contracts......................................................................................24
Section 4.16      No Violation, Litigation or Regulatory Action..................................................25

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Section 4.17      Insurance......................................................................................26
Section 4.18      Certain Transactions or Arrangements...........................................................26
Section 4.19      Customer and Supplier Relationships............................................................26
Section 4.20      Finders........................................................................................26
Section 4.21      Finders........................................................................................27

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

Section 5.1       Organization of MergerCo.......................................................................27
Section 5.2       Authority......................................................................................27
Section 5.3       No Finder......................................................................................28
Section 5.4       Absence of Proceedings.........................................................................28
Section 5.5       Financial Capability...........................................................................28
Section 5.6       No Outside Reliance............................................................................28
Section 5.7       Governmental Consents..........................................................................28
Section 5.8       MergerCo Capital Stock.........................................................................28
[Section 5.9      Certain Transactions or Arrangements]..........................................................28

                                   ARTICLE VI

                              ADDITIONAL COVENANTS

Section 6.1       Investigation of the Company by MergerCo.......................................................29
Section 6.2       Certain Agreements.............................................................................29
Section 6.3       Operations Prior to the Closing Date...........................................................30
Section 6.4       No Public Announcement.........................................................................32
Section 6.5       Governmental Filings; Consents.................................................................32
Section 6.6       Directors' and Officers' Indemnification.......................................................33
Section 6.7       Pro Forma Balance Sheet; Post-Acquisition Capitalization of Company............................33
Section 6.8       Employee Benefits..............................................................................34
Section 6.9       MergerCo to Fund Certain Obligations...........................................................34
Section 6.10      New Stockholders' Agreement....................................................................34
Section 6.11      Minimum Equity of the Surviving Corporation....................................................34
Section 6.12      Financial Statements...........................................................................35

                                   ARTICLE VII

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF MERGERCO

Section 7.1       No Misrepresentation or Breach of Covenants and Warranties.....................................35
Section 7.2       Resignations of Directors......................................................................36
Section 7.3       Litigation.....................................................................................36
Section 7.4       Necessary Approvals and Consents...............................................................36

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Section 7.5       Corporate Action...............................................................................36
Section 7.6       ESOP Trustee...................................................................................37
Section 7.7       FIRPTA Affidavit...............................................................................37
Section 7.8       Stockholders' Agreement........................................................................37
Section 7.9       Opinion........................................................................................37
Section 7.10      Financing Condition............................................................................37
Section 7.11      Adoption of Agreement..........................................................................37
Section 7.12      Investcorp Agreements..........................................................................37
Section 7.13      ESOP Trustee...................................................................................37

                                  ARTICLE VIII

                          CONDITIONS PRECEDENT TO OBLIGATIONS OF HOLDINGS AND THE COMPANY

Section 8.1       No Misrepresentation or Breach of Covenants and Warranties.....................................38
Section 8.2       Litigation.....................................................................................38
Section 8.3       Other Transactions.............................................................................38
Section 8.4       Opinion........................................................................................38
Section 8.5       ESOP Trustee...................................................................................38
Section 8.6       Stockholders Agreement.........................................................................39

                                   ARTICLE IX

                                   TERMINATION

Section 9.1       Termination....................................................................................39
Section 9.2       No Liability Upon Termination..................................................................39

                                    ARTICLE X

                               GENERAL PROVISIONS

Section 10.1      Non-survival of Representations, Warranties and Agreements.....................................40
Section 10.2      Notices........................................................................................40
Section 10.3      Partial Invalidity.............................................................................42
Section 10.4      Execution in Counterparts......................................................................42
Section 10.5      Governing Law..................................................................................42
Section 10.6      Assignment; Successors and Assigns.............................................................42
Section 10.7      Titles and Headings............................................................................42
Section 10.8      Schedules and Exhibits.........................................................................43
Section 10.9      Knowledge......................................................................................43
Section 10.10     Entire Agreement; Amendments...................................................................43
Section 10.11     Waivers........................................................................................43
Section 10.12     Specific Performance...........................................................................43

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                                      -iv-

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                          AGREEMENT AND PLAN OF MERGER



                  This AGREEMENT AND PLAN OF MERGER is dated as of July 16, 1998, by and among Simmons Company, a Delaware corporation (the "COMPANY"), Simmons Holdings, Inc., a Delaware corporation ("HOLDINGS") and REM Acquisition, Inc., a Delaware corporation ("MergerCo").

                               W I T N E S S E T H

                  WHEREAS, the respective Boards of Directors of MergerCo and Holdings have approved the merger of MergerCo with and into Holdings on the terms and subject to the conditions set forth in this Agreement (the "MERGER"), pursuant to which (i) each share of capital stock of Holdings (the "SHARES") issued and outstanding immediately prior to the Effective Time (as defined in Section 2.2) will be converted into either (A) the right to receive cash or (B) subject to the terms hereof, the right to receive shares of capital stock issued by the Surviving Corporation (as defined below), and (ii) each option to acquire shares of capital stock of Holdings will be converted into either (A) the right to receive cash or (B) subject to the terms hereof, the right to receive an option to acquire shares of capital stock issued by the Surviving Corporation;

                  WHEREAS, the Board of Directors of Holdings has, in light of and subject to the terms and conditions set forth herein, (i) determined that the consideration to be paid for each Share in the Merger is fair to the stockholders of Holdings and that the Merger is otherwise in the best interests of Holdings and its stockholders and (ii) resolved to approve and adopt this Agreement and the transactions contemplated hereby and to recommend approval and adoption by the stockholders of Holdings of this Agreement;

                  WHEREAS, it is intended that the Merger be recorded as a recapitalization under generally accepted accounting principles for financial reporting purposes;

                  WHEREAS, to induce MergerCo to enter into this Agreement, various stockholders of Holdings have entered into that certain Stockholder Voting Agreement pursuant to which such stockholders have agreed to vote in favor of the transactions contemplated hereby and to take certain additional actions with respect thereto; and

                  WHEREAS, MergerCo, Holdings and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe various conditions to the Merger;

                  NOW, THEREFORE, in consideration of the mutual terms, conditions and other covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

                  In addition to the other words and terms defined elsewhere in the Agreement, as used in this Agreement, the following words and terms have the meanings specified or referred to below:

                  "AFFILIATE" means, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by or is under common control with such Person.

                  "ALLOCATED SHARES" means those shares of Series A Preferred Stock of the Company owned by the ESOP which have, pursuant to the terms of the ESOP, been allocated to the accounts of ESOP participants.

                   "ANTI-DILUTION OPTIONS" shall have the meaning specified in
Section 3.2(b)(i).

                   "ANTITRUST LAWS" has the meaning specified in Section 6.5(b).

                   "CASH PRICE" shall mean $7.00 per share.

                   "CASHED SHARES" has the meaning specified in Section 3.1(c)(ii).

                   "CERTIFICATE OF MERGER" has the meaning specified in Section 2.2.

                   "CLASS A STOCK" has the meaning specified in Section 4.2(b).

                   "CLASS C STOCK" has the meaning specified in Section 4.2(b).

                   "CLASS D STOCK" has the meaning specified in Section 4.2(b).

                   "CLOSING" has the meaning specified in Section 2.2.

                   "CLOSING DATE" has the meaning specified in Section 2.2.

                   "CODE" means the Internal Revenue Code of 1986, as amended.

                   "COMMON STOCK" has the meaning specified in Section 4.2(b).

                   "COMPANY" has the meaning specified in the preamble to this Agreement.

                   "COMPANY COMMON STOCK" has the meaning specified in Section 4.2(a).

                   "COMPANY GROUP" has the meaning specified in Section 4.14(a).

                   "COMPANY OPTION PLAN" has the meaning specified in Section 4.2(a).

                   "COMPANY OPTIONS" has the meaning specified in Section
4.2(a).

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                   "CONTINUING ANTI-DILUTION OPTIONS" has the meaning specified in Section 3.2(b)(ii)(A).

                   "CONTINUING MANAGEMENT OPTIONS" has the meaning specified in
Section 3.2(a)(ii)(A).

                   "DECEMBER 1997 BALANCE SHEET" has the meaning specified in
Section 4.5.

                   "DEFINED BENEFIT PLAN" has the meaning specified in Section 4.14(a).

                   "DGCL" has the meaning specified in Section 2.1.

                   "DISSENTING SHARES" has the meaning specified in Section 3.1(d).

                   "EFFECTIVE TIME" has the meaning specified in Section 2.2.

                   "EMPLOYEE BENEFIT PLAN" has the meaning specified in Section 4.14.

                   "EMPLOYEE PLAN" has the meaning specified in Section 4.14(a).

                   "ENCUMBRANCE" means any lien, claim, charge, security, interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other encumbrance or restriction of any kind.

                   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                   "ESOP" means the Simmons Company Employee Stock Ownership Plan as amended and restated effective January 17, 1989, and as further amended through the date hereof.

                   "ESOP Exchange Agreement" means the ESOP Exchange Agreement by and among Holdings, the Company, the Trustee and MergerCo.

                   "ESOP Shares" shall mean, collectively, the Allocated Shares and the Unallocated Shares.

                   "ESOT" means the Simmons Company Employee Stock Ownership Trust.

                   "FINAL NOTICE" has the meaning specified in Section 6.9.

                   "FINANCIAL STATEMENTS" has the meaning specified in Section 4.5.

                   "FOREIGN PLAN" has the meaning specified in Section 4.14(a).

                   "GOVERNMENTAL BODY" means any federal, state, local or foreign court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

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                   "GOVERNMENTAL PERMITS" has the meaning specified in Section
4.9.

                   "HOLDINGS" has the meaning specified in the preamble for this Agreement.

                   "HOLDINGS OPTION PLANS" has the meaning specified in Section 4.2(b).

                   "HOLDINGS OPTIONS" means, collectively, the Top Option, Management Options and Anti-Dilution Options.

                   "H-S-R ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                   "INTELLECTUAL PROPERTY" has the meaning specified in Section 4.12(a).

                   "IRS" means the Internal Revenue Service.

                   "LOSSES" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, demands, claims, actions, causes of action, assessments, deficiencies and other charges.

                   "MANAGEMENT OPTIONS" has the meaning specified in 3.2(a)(i).

                   "MARCH 1998 INTERIM BALANCE SHEET" has the meaning specified in Section 4.5.

                   "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(i) the financial condition, businesses or results of operations of Holdings, the Company and the Subsidiaries taken as a whole or (ii) the ability of Holdings, the Company and the Subsidiaries to consummate the transactions contemplated hereby.

                   "MATERIAL CONTRACT" means the contracts, agreements and other instruments listed on Schedule 4.15.

                   "MATERIAL LEASES" has the meaning specified in Section 4.11.

                   "MERGER" has the meaning specified in the preamble to this Agreement.

                   "MERGERCO" has the meaning specified in the preamble to this Agreement.

                   "MERGER COMMON STOCK" has the meaning specified in Section 3.1(a).

                   "MERGER CONSIDERATION" has the meaning specified in Section 3.1(c).

                   "MULTIEMPLOYER PLAN" has the meaning specified in Section 4.14(a).

                   "NEW STOCKHOLDERS' AGREEMENT" has the meaning specified in
Section 6.10.

                   "OPTION SHARES" means the shares of Class C Stock that may be purchased upon exercise of the Holdings Options.

                   "OWNED REAL PROPERTY" has the meaning specified in Section 4.10.

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                   "PBGC" means the Pension Benefit Guaranty Corporation
established pursuant to Subtitle A of Title IV of ERISA, or any other governmental agency, department or instrumentality succeeding to the functions of said Corporation.

                   "PERMITTED ENCUMBRANCE" means (i) only with respect to real estate and interests therein, easements, covenants, conditions, restrictions and other matters of record, and incidental mechanics' and other similar liens, none of which, individually or in the aggregate, materially affect the value of, or marketability of title to, the property subject thereto or the use to which such property is presently put and (ii) the Encumbrances arising from the Senior Credit Agreement.

                   "PERMITTED INVESTMENTS" has the meaning specified in Section 3.3(a).

                   "PERSON" means and includes an individual, a partnership, a corporation, a trust, a joint venture, other similar entities, an unincorporated organization and any governmental or regulatory body or other agency or authority.

                   "PREFERRED STOCK" has the meaning specified in Section
4.2(a).

                   "PRO-FORMA BALANCE SHEET" has the meaning specified in
Section 6.7.

                   "ROLLOVER SHARES" has the meaning specified in Section 3.1(c)(i).

                   "RETURNS" has the meaning specified in Section 4.8(a).

                   "SEC" means the Securities and Exchange Commission.

                   "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                   "SENIOR CREDIT AGREEMENT" means the Credit Agreement dated as of March 22, 1996, by and among the Company, The Chase Manhattan Bank (formerly Chemical Bank) as Administrative Agent and Chase Securities Inc. (formerly Chemical Securities Inc.) as Arranger, as amended from time-to-time through the date hereof.

                   "SERIES A PREFERRED STOCK" has the meaning specified in
Section 4.2(a).

                   "SERIES C PREFERRED STOCK" has the meaning specified in
Section 4.2(a).

                   "SHARES" means, collectively, the Class A, Class C, Class D and Common Stock of Holdings.

                   "STOCKHOLDERS' AGREEMENT" has the meaning specified in
Section 7.8.

                   "SUBORDINATED NOTES" has the meaning specified in Section
6.9.

                   "SUBSIDIARY" shall mean, as of the applicable point in time, each corporation, partnership, joint venture or other entity, other than the Company, of which Holdings owns, directly or indirectly, more than 50% of the outstanding voting securities or equity interests.

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                   "SURVIVING CORPORATION" has the meaning specified in Section
2.1.

                   "TAX" or "TAXES" has the meaning specified in Section 4.8(a).

                   "TOP OPTION" has the meaning specified in Section 3.2(c)(i).

                   "TREASURY REGULATIONS" has the meaning specified in Section 4.8(d).

                   "TRUST AGREEMENT" has the meaning specified in Section
4.2(a).

                   "TRUSTEE" means State Street Bank & Trust, as Trustee of the ESOT.

                   "UNALLOCATED SHARES" means those shares of Series A Preferred Stock of the Company owned by the ESOP which have not, pursuant to the terms of the ESOP, been allocated to the accounts of ESOP participants.

                   "USRPHC" has the meaning specified in Section 4.8(d).


                                   ARTICLE II

                                   THE MERGER

                   SECTION 2.1. THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), MergerCo shall be merged with and into Holdings, which shall be the surviving corporation in the Merger (the "SURVIVING CORPORATION"). At the Effective Time, the separate existence of MergerCo shall cease and the other effects of the Merger shall be as set forth in Section 259 of the DGCL.

                   SECTION 2.2. CLOSING; EFFECTIVE TIME. Subject to the provisions of Articles VII and VIII, the closing of the Merger (the "CLOSING") shall take place in New York City at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166, as soon as practicable but in no event later than 10:00 a.m. New York City time on the first business day after the date on which each of the conditions set forth in Articles VII and VIII have been satisfied or waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as MergerCo and Holdings may mutually agree. The date on which the Closing actually occurs is hereinafter referred to as the "CLOSING DATE." At the Closing, MergerCo and Holdings shall cause a certificate of merger (the "CERTIFICATE OF MERGER") to be executed and filed with the Secretary of State of the State of Delaware in accordance with the DGCL. The Merger shall become effective as of the date and time of such filing, or such other time within 24 hours after such filing as MergerCo and Holdings shall agree to be set forth in the Certificate of Merger (the "EFFECTIVE TIME").

                   SECTION 2.3. CERTIFICATE OF INCORPORATION. At the Effective Time, and without any further action on the part of Holdings or MergerCo, the certificate of incorporation of MergerCo, in a form reasonably acceptable to Holdings, until thereafter further amended as

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provided therein and under applicable law, shall be the certificate of incorporation of the Surviving Corporation.

                  SECTION 2.4. BY-LAWS. The by-laws of MergerCo, as in effect immediately prior to the Effective Time, shall become, from and after the Effective Time, the by-laws of the Surviving Corporation, until thereafter altered, amended or repealed as provided therein and in accordance with applicable law.

                  SECTION 2.5. DIRECTORS AND OFFICERS. The directors of MergerCo and officers of Holdings, respectively, immediately prior to the Effective Time shall become, from and after the Effective Time, the directors and officers of the Surviving Corporation, until their respective successors are duly elected or appointed and shall qualify or their earlier resignation or removal.


                                   ARTICLE III

                   CONVERSION OF SHARES; STOCKHOLDER APPROVAL

                  SECTION 3.1. EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares or any shares of capital stock of MergerCo:

                  (a) COMMON STOCK OF MERGERCO. Each share of common stock of MergerCo, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $0.01 per share, of the Surviving Corporation (the "MERGER COMMON STOCK").

                  (b) TREASURY STOCK AND MERGERCO-OWNED STOCK. Each Share owned by Holdings or any Subsidiary of Holdings and each Share owned by MergerCo or any affiliate of MergerCo shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                  (c) CONVERSION (OR EXCHANGE) OF SHARES. Except as otherwise provided in Section 3.1(d), all other issued and outstanding Shares of Holdings shall be converted into the following (the consideration set forth in clauses
(i) and (ii) below being collectively referred to as the "MERGER
CONSIDERATION"):

                           (i) for each Share listed next to the names of those Persons identified on Schedule 3.1(c) hereto (the "Rollover Shares"), the right to retain the same number of fully paid and nonassessable shares of Merger Common Stock; and

                           (ii) for each other Share (the "CASHED SHARES"), the right to receive in cash, without interest, from the Surviving Corporation following the Merger an amount equal to the Cash Price.

                  (d) DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, each Share that is issued and outstanding immediately prior to the Effective Time and

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that is held by a stockholder who has properly exercised and perfected appraisal rights under Section 262 of the DGCL (the "DISSENTING SHARES"), shall not be converted into or exchangeable for the right to receive the Merger
Consideration, but shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of the DGCL; PROVIDED, HOWEVER, that if such holder shall have failed to perfect or shall have effectively withdrawn or lost the right to appraisal and payment under the DGCL, each Share of such holder shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration consisting of the Cash Price, without any interest thereon, in accordance with Section 3.1(c)(ii), and such shares shall no longer be Dissenting Shares. Holdings shall give reasonably prompt notice to MergerCo of any demands received by Holdings for appraisal of Shares, and MergerCo shall have the right to participate in all negotiations and proceedings with respect to such demands. Holdings shall not, except with the prior written consent of MergerCo, make any payment with respect to, or settle or offer to settle, any such demands.

                  (e) CANCELLATION AND RETIREMENT OF SHARES. At the Effective Time, each Share converted into the right to receive the Rollover Shares or Cash Price pursuant to Section 3.1(c)(i) or (ii) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall, to the extent such certificate represents such Shares, cease to have any rights with respect thereto, except the right to receive the Cash Price applicable thereto, upon surrender of such certificate in accordance with Section 3.3.(b).

                  SECTION 3.2.      TREATMENT OF OPTIONS.

                  (a) MANAGEMENT OPTIONS.

                           (i) Immediately prior to the Effective Time, each outstanding management stock option granted pursuant to the Simmons Holdings, Inc. 1996 Management Stock Incentive Plan dated as of March 22, 1996 (each, a "MANAGEMENT OPTION", collectively, the "MANAGEMENT OPTIONS"), shall become immediately vested and exercisable in full, subject to all expiration, lapse and other terms and conditions thereof.

                           (ii) Holdings shall take all action necessary so that each Management Option (and any rights thereunder) outstanding immediately prior to the Effective Time shall be canceled immediately prior to the Effective Time in exchange for the following consideration:

                                    (A) For the number of Management Options
         listed next to the names of those Persons identified on SCHEDULE 3.2(B), the right to retain the same number of options (each, a "CONTINUING MANAGEMENT OPTION") entitling the holder thereof to purchase the number of shares of Merger Common Stock equal to the number of Option Shares subject to such Management Options immediately prior to the Effective Time, at an exercise price per share equal to the exercise price per Option Share of such Management Options immediately prior to the Effective Time. After the Effective Time, each Continuing Management Option shall (unless otherwise agreed by Holdings and the holder of such Continuing Management Option) be subject to the same terms and conditions as were applicable to the related Management Option immediately prior to the

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         Effective Time, provided that all such Continuing Management Options shall as of the Effective Time be immediately fully vested and exercisable.

                                    (B) For all remaining Management Options, an
         amount in cash equal to the product of (1) the number of Option Shares subject to such Management Options immediately prior to the Effective Time and (2) the excess, if any, of the Cash Price over the per share exercise price of such Management Options, to be delivered by the Surviving Corporation immediately following the Effective Time. All applicable withholding taxes attributable to the payments made hereunder or to distributions contemplated hereby shall be deducted from the amounts payable under this Section 3.2 and all such taxes attributable to the exercise of Management Options shall be withheld from the proceeds received in respect of the Option Shares issuable upon such exercise.

                  (b) ANTI-DILUTION OPTIONS.

                           (i) Immediately prior to the Effective Time, each outstanding AntiDilution Stock Option granted pursuant to the Simmons Holdings, Inc. 1996 Management Stock Incentive Plan dated as of March 22, 1996 (each, a "ANTI-DILUTION OPTION", collectively, the "ANTI-DILUTION OPTIONS"), shall become immediately vested and exercisable in full, subject to all expiration, lapse and other terms and conditions thereof.

                           (ii) Holdings shall take all action necessary so that each Anti-Dilution Option (and any rights thereunder) outstanding immediately prior to the Effective Time shall be canceled immediately prior to the Effective Time in exchange for the following consideration:

                                    (A) For the number of Anti-Dilution Options
         listed next to the names of those Persons identified on SCHEDULE 3.2(A), the right to retain the same number of options (each, a "CONTINUING ANTI-DILUTION OPTION") entitling the holder thereof to purchase the number of shares of Merger Common Stock of the Surviving Corporation equal to the number of Option Shares subject to such Anti-Dilution Options immediately prior to the Effective Time, at an exercise price per share equal to the exercise price per Option Share of such Anti-Dilution Options immediately prior to the Effective Time. After the Effective Time, each Continuing Anti-Dilution Option shall (unless otherwise agreed by Holdings and the holder of such Continuing Anti-Dilution Option) be subject to the same terms and conditions as were applicable to the related Anti-Dilution Option immediately prior to the Effective Time, provided that all such Continuing Anti-Dilution Options shall as of the Effective Time be immediately fully vested and exercisable.

                                    (B) For all remaining Anti-Dilution Options,
         an amount in cash equal to the product of (1) the number of Option Shares subject to such Anti-Dilution Options immediately prior to the Effective Time and (2) the excess, if any, of the Cash Price over the per share exercise price of such Anti-Dilution Options, to be delivered by the Surviving Corporation immediately following the Effective Time. All applicable withholding taxes attributable to the payments made hereunder or to distributions contemplated hereby shall be deducted from the amounts payable under this Section 3.2 and all such taxes attributable to the exercise of Anti-Dilution Options shall be withheld from the proceeds received in respect of the Option Shares issuable upon such exercise.

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



                  (c) TOP OPTION.

                           (i) Immediately prior to the Effective Time, the Option (the "TOP OPTION") granted pursuant to that certain Stock Option Agreement dated as of March 22, 1996, between Holdings and SH Equity Limited (currently held by Investcorp Simmons Holdings L.P.) shall become immediately vested and exercisable in full, subject to all expiration, lapse and other terms and conditions thereof.

                           (ii) Holdings shall take all action necessary so that the Top Option (and any rights thereunder) shall be canceled immediately prior to the Effective Time in exchange for an amount in cash equal to the product of (A) the number of Shares subject to the Top Option immediately prior to the Effective Time and (B) the excess, if any, of the Cash Price over the per share exercise price of the Top Option, to be delivered by the Surviving Corporation immediately following the Effective Time.

                  SECTION 3.3. PAYMENT FOR SHARES.

                  (a) EXCHANGE AGENT. On or before the Effective Time, MergerCo shall cause to be deposited in trust with a bank or trust company designated by MergerCo and reasonably satisfactory to Holdings (the "EXCHANGE AGENT") the aggregate Merger Consideration to which holders of Shares shall be entitled at the Effective Time pursuant to Section 3.1 (the "PAYMENT FUND"). The aggregate amount of the Cash Price shall be so deposited in immediately available funds. MergerCo shall cause the Exchange Agent to make the payments provided for in
Section 3.1(c) out of the Payment Fund. Notwithstanding the foregoing, payments provided for in Section 3.2 shall be paid by the Surviving Corporation immediately following the Effective Time, and payments provided for in Section 3.1(d) shall be paid by the Surviving Corporation as provided under Section 262 of the DGCL. The Exchange Agent shall invest undistributed portions of the Payment Fund as MergerCo directs in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest investment grade rating from both Moody's Investor Services, Inc. and Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1,000,000,000 (collectively, "PERMITTED INVESTMENTS"); PROVIDED, HOWEVER, that the maturities of Permitted Investments shall be such as to permit the Exchange Agent to make prompt payment to former holders of Shares entitled thereto as contemplated by
Section 3.1(c). MergerCo shall cause the Payment Fund to be promptly replenished to the extent of any losses incurred as a result of Permitted Investments. All net earnings of Permitted Investments shall be paid to MergerCo as and when requested by MergerCo. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of Shares shall be entitled under
Section 3.1(c), MergerCo shall in any event be liable for payment thereof. The Payment Fund shall not be used for any purpose except as expressly provided in this Agreement. If any cash or cash equivalents deposited with the Exchange Agent for purposes of paying the Merger Consideration for the Shares pursuant to
Section 3.1(c) remains unclaimed following the expiration of one year after the Effective Time, such cash or cash equivalents (together with accrued interest) shall be delivered to the Surviving Corporation by the Exchange Agent and, thereafter, holders of certificates that immediately prior to the Effective Time represented Shares shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or similar laws) as general unsecured creditors thereof.

                  (b) EXCHANGE. Promptly after the Effective Time, MergerCo shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES") a form letter of transmittal (which shall be in a form agreed to prior to the Effective Time and reasonably acceptable to Holdings and MergerCo and specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates accompanied by a duly completed letter of transmittal to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment or exchange therefor; PROVIDED that if any holder of record presents to the Exchange Agent at the Effective Time such holder's Certificate or Certificates that immediately prior to the Effective Time represented outstanding Cashed Shares and effects the surrender of such Certificate or Certificates for payment therefor, then such holder shall be entitled to receive upon such surrender payment for such Cashed Shares in immediately available funds by wire transfer to an account designated by such holder. In effecting the payment of the Cash Price in respect of Shares represented by Certificates entitled to payment of the Cash Price pursuant to
Section 3.1(c), upon the surrender of each such Certificate together with a duly executed letter of transmittal, the Exchange Agent shall pay the holder of such Certificate the Cash Price multiplied by the number of Cashed Shares, in consideration therefor. Upon such payment (and the exchange, if any, of Certificates formerly representing Shares for certificates representing Rollover Shares) such Certificate shall forthwith be canceled. In effecting the exchange of Rollover Shares in respect of Shares represented by Certificates which, at the Effective Time, shall become Rollover Shares, upon surrender of each such Certificate together with a duly executed letter of transmittal, the Exchange Agent shall deliver to the holder of such Certificate a certificate representing that number of shares of Merger Common Stock which such holder has the right to receive pursuant to the provisions of Section 3.1(c)(i). Upon such exchange (and any payment of the Cash Price for Cashed Shares), such Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If the payment is to be made to a person other than the person in whose name a Certificate surrendered is registered, it shall be a condition of payment that (a) the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer as reasonably determined by the Surviving Corporation and (b) the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 3.3, each Certificate shall represent for all purposes whatsoever only the right to receive the Merger Consideration applicable thereto, without any interest thereon.

                  (c) NO FURTHER OWNERSHIP RIGHTS IN SHARES EXCHANGED FOR CASH. All cash paid upon the surrender for exchange of Certificates in accordance with the terms of this Article III shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Cashed Shares exchanged for cash theretofore represented by such Certificates.

                  (d) NO TRANSFERS. After the Effective Time there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer or for any other reason, they shall be canceled and exchanged for cash or shares of Merger Common Stock, as applicable, as provided in this Article III, except as otherwise provided by law.

                  (e) NO LIABILITY. None of MergerCo, Holdings, the Company or the Exchange Agent shall be liable to any person in respect of any Rollover Shares (or dividends or distributions with respect thereto) or cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration payable to the holder of such Certificate pursuant to this Article III would otherwise escheat to or become the property of any Governmental Body), any such Merger Consideration shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

                  SECTION 3.4. STOCKHOLDERS' MEETING. Holdings will, as promptly as practicable following the date of this Agreement, (i) take all action necessary in accordance with applicable law to convene a meeting of, or obtain a written consent from, its stockholders for the purpose of considering, approving and adopting this Agreement and the transactions contemplated hereby (the "STOCKHOLDERS' APPROVAL"), (ii) include in the notice for such Stockholders' Approval the recommendation of the Board of Directors of Holdings (the "BOARD") that the stockholders of Holdings vote in favor of the approval and adoption of this Agreement and the transactions contemplated hereby and (iii) use its reasonable best efforts to obtain the necessary approval of this Agreement and the transactions contemplated hereby by its stockholders.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                           OF HOLDINGS AND THE COMPANY
                           ---------------------------

                  As an inducement to MergerCo to enter into this Agreement and to consummate the transactions contemplated hereby, Holdings and the Company jointly and severally represent and warrant to MergerCo as follows:

                  SECTION 4.1. CORPORATE ORGANIZATION. Each of Holdings and the Company is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware. Except as set forth on SCHEDULE 4.1, the Company is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions listed in SCHEDULE 4.1. Those jurisdictions are the only jurisdictions in which the ownership or leasing of its properties or the conduct of its business requires such qualification (except where the failure to so qualify would not have a Material Adverse Effect). Holdings and the Company each have all requisite corporate power to own or lease and to operate and use their properties and assets and to carry on their businesses as now conducted. Each of Holdings and the Company has delivered or made available to MergerCo complete and correct copies of its Certificate of Incorporation, and Bylaws, each as in effect on the date hereof and as to be amended in connection with the transactions contemplated hereby.

                  SECTION 4.2. CAPITAL STOCK.

                  (a) As of the date hereof, the authorized capital stock of the Company consists of (i) 50,000,000 shares of common stock, par value $.01 per share (the "COMPANY COMMON STOCK") and (ii) 6,000,000 shares of preferred stock, par value $.01 per share (the "PREFERRED STOCK"), of which (A) 5,950,000 have been designated as Series A Preferred Stock (the "SERIES A PREFERRED STOCK") and
(B) 50,000 have been designated as Series C Cumulative Redeemable Exchangeable Preferred Stock (the "SERIES C PREFERRED STOCK"). As of the date hereof, 31,964,452 shares of Company Common Stock are outstanding all of which are owned by Holdings, 5,663,721.023 shares of Series A Preferred Stock are outstanding all of which are owned by the ESOT, and no shares of Series C Preferred Stock are outstanding. As of the date hereof, no options to purchase shares of Company Common Stock (the "COMPANY OPTIONS") have been issued to Holdings pursuant to the terms of that certain Parent Option Agreement dated as of March 22, 1996 between Holdings and the Company (the "COMPANY OPTION PLAN"). None of the issued and outstanding shares of capital stock issued by the Company have been issued in violation of, or is subject to, any preemptive or any subscription rights. Except as provided in the Stockholders' Agreement, this Agreement, in the Company's Amended and Restated Certificate of Incorporation (with respect to the Series A Preferred Stock), the transactions contemplated hereby and the provisions of the ESOP and the Agreement of Trust between the Company and the Trustee (the "TRUST AGREEMENT"), and except as disclosed on SCHEDULE 4.2(a), there are no agreements, arrangements, warrants, options, puts, calls, rights, option or other employee benefit plans or other commitments or understandings of any character to which the Company is a party relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting or transfer of any shares of Common Stock, Preferred Stock or other securities of the Company. The names of the record holders of all such warrants, options, puts, calls and rights, and the names of the parties to all such agreements, arrangements, plans, commitments or understandings, are set forth on SCHEDULE 4.2(a). All of the outstanding shares of Company Common Stock and Preferred Stock are duly authorized and validly issued and fully paid and nonassessable, free of any preemptive or subscription rights and free and clear of all Encumbrances (except as set forth in SCHEDULE 4.2(a)).

                  (b) As of the date hereof, the authorized capital stock of Holdings consists of (i) 45,200,000 shares of common stock, par value $.01 per share (the "COMMON STOCK"), (ii) 26,000,000 shares of Class A stock, par value $.01 per share (the "CLASS A STOCK"), (iii) 19,000,000 shares of Class C stock, par value $.01 per share (the "CLASS C STOCK"), and (iv) 200,000 shares of Class D stock, par value $.01 per share (the "CLASS D STOCK"), of which 25,567,800 shares of Class A Stock are currently outstanding, 6,128,197 shares of Class C Stock are currently outstanding (excluding 68,455 shares held by the Company as treasury shares), 200,000 shares of Class D Stock are currently outstanding, and no shares of Common Stock are currently outstanding. Options to purchase 5,032,899 shares of Class C Stock (representing all of the Holdings Options) are outstanding pursuant to Stock Option Agreements entered into between Holdings and certain of the Company's management pursuant to the Simmons Holdings, Inc. 1996 Management Stock Incentive Plan, dated as of March 22, 1996, and certain additional option agreements (collectively, the "HOLDINGS OPTION PLANS"). The number of shares of Class C Stock subject to and the exercise prices of the Holdings Options are set forth on SCHEDULE 4.2(b). None of the issued and outstanding shares of capital stock issued by Holdings have been issued in violation of, or are subject to, any preemptive or any subscription rights. Except for this

Agreement, the Holdings Option Plans and the Stockholders' Agreement, and except as disclosed on SCHEDULE 4.2(b), there are no agreements, arrangements, warrants, options, puts, calls, rights, option or other employee benefit plans or other commitments or understandings of any character to which the Holdings is a party relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting or transfer of any shares of capital stock or other securities of the Holdings. The names of the record holders of all such warrants, options, puts, calls and rights, and the names of the parties to all such agreements, arrangements, plans, commitments or understandings, are set forth on SCHEDULE 4.2(b). All of the shares of Class C Stock subject to issuance pursuant to the Holdings Option Plans upon exercise of the Holdings Options shall, upon issuance on the terms and conditions specified in the instruments pursuant to which the shares are issuable, be duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock issued by Holdings are duly authorized and validly issued and fully paid and nonassessable, free of any preemptive or subscription rights (except as set forth in SCHEDULE 4.2(b)).

                  SECTION 4.3. SUBSIDIARIES. (a) SCHEDULE 4.3 contains a list of
(i) each Subsidiary as of the date hereof and (ii) Person (other than any Subsidiary) in which Holdings or the Company owns, directly or indirectly, at least 10% of the voting securities or other equity interests. SCHEDULE 4.3 contains (A) the name, jurisdiction of incorporation or organization, authorized and outstanding shares or other equity capital and percentage of outstanding shares or other equity interests of each of the Subsidiaries owned, directly or indirectly, of record by Holdings or the Company, and (B) to the knowledge of the Holdings and the Company, the name of the owner and the number and percentage of outstanding shares or other equity interests of each of the Subsidiaries owned of record by any other person.

                  (b) Except as set forth on SCHEDULE 4.3, each of the Subsidiaries is a corporation duly organized, legally existing and in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions listed in SCHEDULE 4.3, which are the only jurisdictions in which the ownership or leasing of its properties or the conduct of its business requires such qualification (except where the failure to so qualify would not have a Material Adverse Effect). Each of the Subsidiaries has all requisite corporate power to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

                  (c) All of the outstanding capital stock of each of the Subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable. Except as disclosed on SCHEDULE 4.3, there are no agreements, arrangements, options, warrants, puts, calls, rights, option or other employee benefit plans or other commitments or understandings of any character relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting or transfer of any capital stock or other securities of any of the Subsidiaries. Either Holdings, the Company or a Subsidiary owns directly the amount of shares of capital stock of each of the Subsidiaries set forth on
SCHEDULE 4.3 as being owned by them, free of preemptive and any subscription rights and from all Encumbrances, other than Permitted Encumbrances.

                  SECTION 4.4. CORPORATE AUTHORITY. (a) Each of Holdings and the Company has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions, subject to the conditions set forth herein, contemplated hereby and to comply with the terms, conditions and provisions hereof. The execution, delivery and performance of this Agreement by Holdings and the Company have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by each of Holdings and the Company and constitutes, and each other instrument contemplated hereby or thereby, when executed and delivered by Holdings or the Company, as appropriate, will constitute the valid and binding obligation of Holdings or the Company, as the case may be, enforceable in accordance with its terms. The provisions of Section 203 of the Delaware General Corporation Law are not and will not be applicable to the transactions contemplated by this Agreement or to any other "business combination" (as defined therein) involving MergerCo or any of its "affiliates" or "associates" (as such terms are defined therein).

                  (b) Except as set forth in SCHEDULE 4.4, neither the execution and delivery by Holdings or the Company of this Agreement or of any of the other instruments contemplated hereby, nor the consummation by Holdings or the Company of any of the transactions contemplated hereby, nor compliance by Holdings or the Company with or fulfillment thereby of the terms, conditions and provisions hereof will:

                   (i) violate any provision of Holdings', the Company's or any Subsidiary's charter or bylaws;

                   (ii) result in the acceleration of, or entitle any party to accelerate (whether after the giving of notice or lapse of time or both), any debt obligation of Holdings, the Company or any Subsidiary in excess of $3,000,000 in the aggregate;

                   (iii) violate, or result with giving of notice or lapse of time or both in any violation of, or result in the creation or imposition of, any Encumbrance upon any of the properties of Holdings, the Company or any Subsidiary pursuant to any provision of, any mortgage, lien, lease, agreement, Governmental Permit, item of Intellectual Property, indenture, license, instrument, law, regulation, order, arbitration award, judgment or decree to which Holdings, the Company or any Subsidiary is a party or by which any of them or any of their properties is bound, the effect of all of which violations, creations and impositions would result in liability to Holdings, the Company or any Subsidiary in excess of $3,750,000 in the aggregate;

                   (iv) constitute an event permitting modification, amendment or termination of a mortgage, lien, lease, agreement, Governmental Permit, item of Intellectual Property, indenture, license, instrument, order, arbitration award, judgment or decree to which Holdings, the Company or any Subsidiary is a party or by which any of them or any of their properties is bound, which modification(s), amendment(s) or termination(s) would result in liability to Holdings, the Company or any Subsidiary in excess of $3,750,000 in the aggregate; or

                   (v) require the approval, consent, authorization or act of, or the making by Holdings, the Company or any Subsidiary or any other Person, of any declaration, filing or registration with any Person or any Governmental Body, except (A) as provided by the New Jersey Industrial Site Recovery Act, (B) for such federal and state securities laws requirements as will be satisfied prior to the Effective Time, except to the extent that the failure to obtain any of the foregoing does not result in a Material Adverse Effect.

                  SECTION 4.5. FINANCIAL STATEMENTS. SCHEDULE 4.5 contains true and complete copies of (a) the consolidated balance sheet of the Company and its Subsidiaries as of December 28, 1996 and the related statements of income, and stockholders' equity and cash flow for the year then ended; (b) the consolidated balance sheet of the Company and its Subsidiaries as of December 27, 1997 (the "DECEMBER 1997 BALANCE SHEET") and the related statements of income and stockholders' equity and cash flows for the year then ended, in the case of each of clauses (a) and (b) as audited by, and accompanied by the opinion of, Coopers & Lybrand L.L.P., independent certified public accountants; and (c) the unaudited interim consolidated balance sheet of the Company and its Subsidiaries as of March 28, 1998 (the "MARCH 1998 INTERIM BALANCE SHEET") and the related interim statements of income, stockholders' equity and cash flows for the three months then ended. The financial statements referred to in the preceding sentence are herein referred to collectively as the "FINANCIAL STATEMENTS". Subject, in the case of the March 1998 Interim Balance Sheet, to normal year-end audit adjustments, all of the Financial Statements present fairly the financial condition and results of operations of the Company and its consolidated subsidiaries as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Company and its consolidated subsidiaries as of the dates thereof required to be disclosed by generally accepted accounting principles; and such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis except as specified in the notes thereto.

                  SECTION 4.6. OPERATIONS SINCE MARCH 28, 1998.

                  (a) Except as set forth in the Financial Statements, and except for changes resulting from general industry and economic conditions and changes that may result from announcement of the transactions contemplated by this Agreement, since March 28, 1998 there has been no Material Adverse Effect.

                  (b) Except as described in SCHEDULE 4.6 or in any other Schedule hereto and except for the transactions contemplated by this Agreement or described herein, since March 28, 1998 each of Holdings and the Company has conducted its business in the ordinary course and in conformity with past practice and, without limiting the foregoing:

                   (i) Holdings, the Company and the Subsidiaries have not made any capital expenditures or commitments for the acquisition or construction of any assets characterized as "property and equipment" on the Financial Statements exceeding $750,000 per item or exceeding $3,000,000 in the aggregate;

                   (ii) there has been no declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Holdings, the Company or any Subsidiary, other than dividends declared by any wholly owned Subsidiary, and no issuance of any capital stock of Holdings, the Company or any Subsidiary or of any securities convertible into or exchangeable or exercisable for, or otherwise representing any right to acquire, any such capital stock other than issuances of Company Common Stock in connection with the conversion of Series A Preferred Stock into Company Common Stock as permitted pursuant to the terms of the Series A Preferred Stock, and issuances of Class C Stock in connection with the exchange of Company Common Stock for Class C Stock as permitted pursuant to the terms of the Company Common Stock as a result of the transactions contemplated hereby;

                   (iii) neither Holdings, the Company nor any Subsidiary has redeemed, repurchased, or otherwise acquired any of its capital stock or securities convertible into or exchangeable or exercisable for its capital stock or any other securities of Holdings, the Company or any Subsidiary, nor entered into any agreement, arrangement or other commitment to do so other than the acquisition by the Company of Company Common Stock in connection with the conversion of shares of Series A Preferred Stock permitted pursuant to the terms of the Series A Preferred Stock and the acquisition by Holdings of shares of Company Common Stock in connection with the exchange of Company Common Stock into shares of Class C Stock as permitted pursuant to the terms of the Company Common Stock;

                   (iv) neither Holdings, the Company nor any Subsidiary has adopted or amended any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation or other plan, agreement, trust fund or arrangement or other plan for the benefit of its employees other than any such adoptions or amendments as were in the ordinary course of business consistent with past practices and which do not have a Material Adverse Effect;

                   (v) neither Holdings, the Company nor any Subsidiary has granted any bonus or other special compensation or increased compensation or benefits payable or to become payable to any of their respective directors, officers or employees except, in the case of employees, for increases, bonuses or special compensation in the ordinary course of business consistent with past compensation practice, or taken any action with respect to the grant or increase of severance or termination pay or entered into any employment, consulting or similar agreement;

                   (vi) neither Holdings, the Company nor any Subsidiary has incurred any indebtedness for money borrowed except for revolving credit borrowings, letters of credit and guarantees issued under the Senior Credit Agreement;

                   (vii) neither Holdings, the Company nor any Subsidiary has disposed of or acquired any assets or properties, other than in the ordinary course of business;

                   (viii) neither Holdings , the Company nor any Subsidiary has been the subject of any change in accounting methods, principles or practice, except insofar as may have been required by a change in generally accepted accounting principles;

                   (ix) there has been no damage, destruction or similar loss to tangible property which has resulted in a Material Adverse Effect; and

                   (x) neither Holdings, the Company nor any Subsidiary has entered into any agreement, arrangement or understanding, or otherwise resolved or committed, to do any of the foregoing.

                  SECTION 4.7. NO UNDISCLOSED LIABILITIES. Except as set forth in SCHEDULE 4.7 or as is expressly set forth in any other Schedule to this Agreement, neither Holdings, the Company nor any Subsidiary is subject to any obligation or liability of any nature (whether accrued, absolute, contingent, inchoate or otherwise, including, without limitation, unasserted claims), which would individually or in the aggregate be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company but is not reflected on the December 1997 Balance Sheet or the notes thereto, other than (i) obligations pursuant to or in connection with this Agreement or the transactions contemplated hereby, (ii) liabilities and obligations incurred in the ordinary course of business after December 27, 1997 or which are reflected on the March 1998 Interim Balance Sheet or the notes thereto, and (iii) liabilities which do not have a Material Adverse Effect.

                  SECTION 4.8. TAXES.

                  (a) Except as set forth on SCHEDULE 4.8, Holdings, the Company and each of the Subsidiaries have filed or caused to be filed all material federal, state, foreign and local, tax returns, tax information returns, reports, and estimates ("RETURNS"), for all taxable or reporting periods ending at or before the Effective Time (taking into account applicable extension periods) to the extent required to be filed by Holdings, the Company and each of the Subsidiaries under the applicable federal, foreign, state or local law, at or before the Effective Time; all Taxes shown to be due on such Returns have been paid in full when due; and all such Returns are true, complete and accurate in all material respects. As used in this Agreement, "TAXES" or "TAX" means all taxes of any kind and any interest or penalties related thereto, including, without limitation, net income, capital gains, gross receipts, franchise, or withholding taxes validly imposed upon Holdings, the Company or any Subsidiary with respect to such taxes.

                  (b) Except as set forth in SCHEDULE 4.8, there are no material claims or investigations by any taxing authority pending or threatened against Holdings, the Company or any Subsidiary for any past due Taxes for periods ending prior to the Effective Time.

                  (c) Holdings, the Company and each Subsidiary have each (i) withheld all material amounts required to be withheld from the wages of their respective employees (if any), with respect to tax withholding and taxes due from such employees under the Federal Insurance Contributions Act or any other foreign, federal, state, or local unemployment tax laws for payroll periods ending before the close of business on the day before the Effective Time, and
(ii) filed all material foreign, federal, state or local returns and reports that were required by the applicable foreign, federal, state or local law to be filed on or before the day before the Effective Time (taking into account applicable extension periods) with respect to such withholding for such periods.

                  (d) None of Holdings, the Company or any Subsidiary is a United States Real Property Holding Corporation (a "USRPHC") within the meaning of Section 897 of the Code nor was a USRPHC on any "determination date" (as defined in ss.1.897-2(c) of the regulations promulgated by the Treasury Department pursuant to the Code (the "TREASURY REGULATIONS") that occurred in the five-year period preceding the Effective Time.

                  SECTION 4.9. GOVERNMENTAL PERMITS. Holdings, the Company and the Subsidiaries own, hold or possess all governmental licenses, franchises, permits, privileges, immunities, approvals and other authorizations which are necessary for their ownership, leasing, operation and use of their respective assets and properties and which are required for their carrying on and conducting their respective businesses as currently conducted (herein collectively called "GOVERNMENTAL PERMITS"), except where the failure to own, hold or possess the same would not have a Material Adverse Effect. Each of such material Governmental Permits is valid, and in full force and effect and, to the knowledge of Holdings and the Company, no suspension or cancellation of any of the same is threatened, except for such suspensions or cancellations that would not have a Material Adverse Effect. Except as set forth in SCHEDULE 4.9, no written notice of cancellation, of default or of any dispute concerning any material Governmental Permit, or of any event, condition or state of facts which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any material Governmental Permit has been received by Holdings, the Company or any Subsidiary, except for those that, singly or in the aggregate, would not have a Material Adverse Effect. To the knowledge of Holdings and the Company, there are no pending or proposed changes in permit requirements that would require Holdings, the Company or any Subsidiary to make material additional monetary payments in order to obtain, renew or comply with any material Governmental Permit, except for those that would not in the aggregate have a Material Adverse Effect.

                  SECTION 4.10. REAL PROPERTY. All real property of which Holdings, the Company or any Subsidiary thereof is the record or beneficial owner is identified on SCHEDULE 4.10 and is hereinafter referred to as the "OWNED REAL PROPERTY". Except as stated in the policies of title insurance with respect to such properties (copies of which have been delivered to MergerCo) or as disclosed on SCHEDULE 4.10, Holdings, the Company or a Subsidiary, as the case may be, holds good and marketable fee title to the Owned Real Property, free of all Encumbrances which would have a Material Adverse Effect, but subject to Permitted Encumbrances. Neither Holdings, the Company nor any Subsidiary has heretofore made any title claims or has outstanding any title claims under any policy of title insurance respecting the Owned Real Property. All improvements on the Owned Real Property conform in all material respects to applicable zoning and other land use ordinances and building codes and are in material compliance with all applicable laws, statutes, rules, regulations and ordinances, except where the failure to comply would not in the aggregate have a Material Adverse Effect.

                  SECTION 4.11. REAL PROPERTY LEASES. The leases, subleases and other agreements and documents with respect to real property which are identified on SCHEDULE 4.11 constitute (a) the lease of the Company's headquarters in Atlanta, Georgia, (b) the lease of all manufacturing facilities of the Company and Subsidiaries other than those constituting Owned Real Property, and (c) the lease of all other facilities material to Holdings, the Company and the Subsidiaries and are hereinafter referred to as the "MATERIAL LEASES". Correct and complete copies of the Material Leases have been delivered to the MergerCo. Holdings, the Company or a Subsidiary, as the case may be, holds good and valid leasehold title to each of the properties which are the subject of the Material Leases, in each case free of all Encumbrances, except for liens for (x) Taxes not yet due and payable or which are being contested in good faith, (y) Encumbrances which neither materially interfere with the intended use of the property which is the subject of the Material Lease nor have a material adverse effect upon the use by Holdings, the Company or any Subsidiary of such property or the business currently conducted thereon, and (z) Permitted Encumbrances. To the actual knowledge of the Company, except as identified on

SCHEDULE 4.11, there are no existing defaults under any Material Lease, and no event has occurred which with notice or lapse of time, or both, could constitute an event of default under any Material Lease, which default would result in a Material Adverse Effect. The transactions contemplated by this Agreement will not result in a default under any Material Lease (which default would have a Material Adverse Effect), except for Material Leases requiring consent of the Landlord to the transactions contemplated by this Agreement.

                  SECTION 4.12. INTELLECTUAL PROPERTY.

                  (a) SCHEDULE 4.12 contains a complete and correct list of all United States and foreign patents, patent applications, registered trademarks, trademark applications, registered service marks, service mark applications, trade names and registered copyrights which are material to the business of Holdings, the Company and the Subsidiaries taken as a whole (the "INTELLECTUAL PROPERTY"), including, if applicable, (i) the date of issuance or registration,
(ii) the serial, patent or registration number, (iii) the date of application,
(iv) the expiration date and (v) the country of registration of such items of Intellectual Property and any material licenses thereunder.

                  (b) Except as set forth in SCHEDULE 4.12, the right, title or interest of Holdings, the Company and the Subsidiaries in each item of Intellectual Property is free and clear of Encumbrances which would have a Material Adverse Effect.

                  (c) Except as set forth in SCHEDULE 4.12, none of Holdings, the Company nor any Subsidiary have received written notice that is still pending to the effect that Holdings, the Company or any Subsidiary has infringed upon any patent, trademark, service mark, trade name, copyright, brand name, logo, symbol or other intellectual property right of any third party; nor is there any action pending or, to Holdings' knowledge, threatened, against Holdings, the Company or any Subsidiary claiming that Holdings, the Company or any Subsidiary has, whether directly, contributorily or by inducement, infringed any trade secret or misappropriated any other intellectual property which infringement, notice, charge, claim, or assertion, as the case may be, would have a Material Adverse Effect.

                  (d) Except as set forth in SCHEDULE 4.12, none of Holdings, the Company nor any Subsidiary have sent or otherwise communicated to another person any notice, charge, claim or other assertion of, and neither Holdings nor the Company has any knowledge of, any present, impending or threatened patent, trademark or copyright infringement of any Intellectual Property which infringement would have a Material Adverse Effect.

                  SECTION 4.13. LABOR RELATIONS. Except as described in SCHEDULE 4.13, there are no pending labor grievances or unfair labor practice claims or charges against Holdings, the Company or any Subsidiary which would have a Material Adverse Effect. Except as described in SCHEDULE 4.13, to Holdings' and the Company's knowledge there are no organizing efforts by any union or other group seeking to represent any employees of Holdings, the Company or any Subsidiary. There is not pending any decertification which would result in withdrawal liability to any Multiemployer Plan, except such efforts, petitions or decertifications which would not have a Material Adverse Effect.

                  SECTION 4.14. EMPLOYEE BENEFIT PLANS.

                  (a) The term "EMPLOYEE PLAN" shall mean any pension, retirement, profit-sharing, deferred compensation, stock purchase, stock option, bonus or incentive plan, any medical, vision, dental or other health plan, any life insurance plan, vacation, severance, disability or any other employee benefit plan, program, policy, or arrangement, whether written, unwritten, formal or informal, including, without limitation, any "EMPLOYEE BENEFIT PLAN" as defined in Section 3(3) of ERISA, any employee benefit plan covering any employees of Holdings, the Company, any domestic Subsidiary, any Subsidiary in any foreign country or territory (a "FOREIGN PLAN") or any other entity which, together with Holdings, the Company or any Subsidiary constitutes a single employer within the meaning of Section 414 of the Code (hereinafter collectively referred to as the "COMPANY GROUP") to which any member of the Company Group has any outstanding present or future obligations to make payments to or to contribute to, whether voluntary, contingent, or otherwise, is a party or is bound and under which any employees of the Company Group are eligible to participate or derive a benefit, except any government-sponsored program or government-required benefit. SCHEDULE 4.14 lists each Employee Plan which is presently in effect, or which was previously in effect (if it may result in a material liability), and identifies each Employee Plan (other than a Foreign
Plan) which is a defined benefit plan as defined in Section 3(35) of ERISA (a "DEFINED BENEFIT PLAN") or which is a multiemployer plan within the meaning of
Section 3(37) of ERISA (a "MULTIEMPLOYER PLAN").

                  (b)      As of the date hereof:

                   (i) Each of the Employee Plans that purports to be qualified under Section 401(a) of the Code is qualified and any trusts under such Employee Plans are exempt from income tax under
         Section 501(a) of the Code or will be qualified and exempt by a submission of such plan and trust for an IRS determination in a timely fashion, if not already submitted, and the timely making of such amendments as may be required as a condition for issuance of a favorable determination. Each Employee Plan intended to be qualified under Section 401 of the Code has been administered in all material respects according to its terms, and neither the Company Group, nor any fiduciary of any Employee Plan has done anything which would adversely affect its qualified status or the qualified status of the related trusts. The Employee Plans and each member of the Company Group are in material compliance with all other laws (including, without limitation, ERISA and the Code), orders, government rules and regulations, and any collective bargaining agreement applicable to Employee Plans. All material reports and material disclosures relating to the Employee Plans required to be filed with or furnished to governmental agencies, participants, or beneficiaries prior to the Closing have been or will be filed or furnished in a timely manner and in accordance with applicable law. Other than routine claims for benefits submitted by participants or beneficiaries, there is no litigation, legal action, investigation, claim, or proceeding pending or, to Holdings', the Company's or any Subsidiary's knowledge, threatened against any Employee Plan or against any fiduciary of any Employee Plan.

                   (ii) With respect to any Employee Plan, no prohibited transaction (within the meaning of Section 406 of ERISA and/or Section 4975 of the Code) exists which could subject the Company Group to any civil penalty assessed pursuant to Section

         502(1) of ERISA or tax imposed by Section 4975 of the Code. Neither any member of the Company Group, nor any administrator or fiduciary of any Employee Plan (or agent of any of the foregoing) has engaged in any transaction or acted or failed to act in a manner which is likely to subject any member of the Company Group to any liability for a breach of fiduciary or other duty under ERISA or any other applicable law which would have a Material Adverse Effect. To the extent applicable, the representations and warranties contained in this paragraph (ii) are true and accurate with respect to each Multiemployer Plan.

                   (iii) No Defined Benefit Plan has been terminated or partially terminated after September 1, 1974, except as set forth on SCHEDULE 4.14. Each Defined Benefit Plan listed as terminated on SCHEDULE 4.14 has met the requirements for standard termination of single-employer plans contained in Section 4041(b) of ERISA to the extent such requirements were applicable to such Defined Benefit Plans.

                   (iv) Except as provided in SCHEDULE 4.14, no member of the Company Group has completely or partially withdrawn from any Multiemployer Plan. No member of the Company Group has suffered a 70% decline in "contribution base units" (within the meaning of Section 4205(b) (1) (A) of ERISA) in any plan year beginning after 1979. No termination liability to the PBGC or withdrawal liability to any Multiemployer Plan that is material in the aggregate has been or is expected to be incurred with respect to any Employee Plan by any member of the Company Group. The PBGC has not instituted, and is not expected to institute, any proceedings to terminate any Employee Plan. Except as provided in SCHEDULE 4.14, there has been no reportable event (within the meaning of Section 4043(b) of ERISA) with respect to any Employee Plan.

                  (c) Each member of the Company Group has made full and timely payment of all amounts required under the terms of each of the Employee Plans that are employee pension benefit plans (as defined in Section 3(2) of ERISA), including the Multiemployer Plans, to have been paid as contributions to such plan. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Employee Plan. Each member of the Company Group has made full and timely payment of, or has accrued pending full and timely payment, all amounts which are required under the terms of each Employee Plan to be paid as a contribution to each such Employee Plan. The assets of each Defined Benefit Plan are sufficient to provide all of the benefits under each such Defined Benefit Plan, except as set forth on SCHEDULE 4.14.

                  (d) Each member of the Company Group has complied in material respects with the continuation coverage requirements of Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                  (e) Except as provided in SCHEDULE 4.14, no member of the Company Group has any outstanding, present or future obligations to make payment to any insurers for reserves of any Employee Plan which is an employee welfare or benefit plan (within the meaning of Section 3(1) of ERISA) provided under a minimum premium arrangement with an insurer.

                  (f) Neither the consummation of the transactions contemplated by this Agreement nor its execution will accelerate or increase any liability under any Employee Plan because of an acceleration or increase of any of the rights or benefits to which employees may be entitled thereunder. Prior to Closing, except as contemplated by this Agreement, no member of the Company Group shall amend any Employee Plan, except to the extent necessary to maintain compliance with the Code or ERISA, increase any benefits or rights under any Employee Plan, or adopt any new plan, program, policy, or arrangement which, if it existed as of the date hereof, would constitute an Employee Plan.

                  (g) No state of facts exists with respect to the Foreign Plans which would have a Material Adverse Effect.

                  SECTION 4.15. CONTRACTS.

                  (a) Except as set forth in SCHEDULE 4.15 or as expressly set forth herein or in any other Schedule to this Agreement, neither Holdings, the Company nor any Subsidiary is a party to, nor bound by, nor are any of their respective properties subject to, any written or oral agreement described as follows:

                   (i) any contract (except purchase orders that involve the purchase or sale of goods) with a value, or involving payments by Holdings or the Company, of more than $1,500,000 and which is not cancelable within six months after the date of notice of cancellation without liability upon such notice given at or after the Effective Time;

                   (ii) any contract for the employment of any officer or employee (other than, with respect to any employee, contracts which are terminable without liability upon notice of 30 days or less and do not provide for any further payments following such termination) or with a former officer or employee pursuant to which payments by Holdings, the Company or by a Subsidiary may be required to be made at any time following the date hereof;

                   (iii) any mortgage or other form of secured indebtedness, other than indebtedness incurred in connection with the transactions contemplated hereby, or any other indebtedness for money borrowed;

                   (iv) any unsecured debentures, notes or installment obligations or other instruments for or relating to any unsecured borrowing of money by Holdings, the Company or a Subsidiary, or any letter of credit issued to secure any obligation of a third party other than borrowings less than $1,500,000 in the aggregate; or

                   (v) any agreement containing any covenant not to compete.

                  (b) Complete and correct copies of all contracts, agreements and other instruments referred to in SCHEDULE 4.15 have heretofore been made available to MergerCo by Holdings or the Company, as the case may be.

                  (c) Except as disclosed in SCHEDULE 4.15, none of Holdings, the Company, any Subsidiary, or, to Holdings' and the Company's knowledge, any third party, is in default under, and no event has occurred which with notice or lapse of time, or both, could reasonably be expected to result in a material default under, or violation of, any contract, agreement or instrument identified in subsection (a) above, which defaults and violations in the aggregate would have a Material Adverse Effect.

                  SECTION 4.16. NO VIOLATION, LITIGATION OR REGULATORY ACTION.

                  (a) Holdings, the Company and the Subsidiaries have complied in all material respects in the conduct of their respective businesses with all material foreign, federal, state and local laws, except failures to comply which would not have a Material Adverse Effect. Without limiting the foregoing, and except as set forth in SCHEDULE 4.16, none of Holdings, the Company or the Subsidiaries have been notified in writing that they may be potentially responsible parties under or otherwise in material violation of or material noncompliance with the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. section 9601 ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. section 6901, the Federal Water Pollution Control Act, 33 U.S.C. section 1201, the Clean Water Act, 33 U.S.C. section 1321, the Clean Air Act, 42 U.S.C. section 7401, and the Toxic Substances Control Act, 15 U.S.C. section 2601, in each case, as amended from time to time, or any other federal, state or local law, ordinance or regulation dealing with the protection of human health, natural resources and/or the environment, and there are no events or facts known to Holdings, the Company or any Subsidiary that indicate that Holdings, the Company or the Subsidiaries will be a "potentially responsible party", including without limitation, any disposal, release, burial or placement of hazardous or toxic substances, pollutants, contaminants, petroleum or gas products or asbestos containing materials by Holdings, the Company or any Subsidiary or on properties owned or leased by Holdings, the Company or any Subsidiary.

                  (b) Except as set forth in SCHEDULE 4.16, there is no action, suit, proceeding or investigation pending or, to Holdings' or the Company's knowledge, threatened against Holdings, the Company or any Subsidiary which if adversely determined could reasonably be expected to result in damages in excess of $1,500,000 that are not covered by insurance, nor has Holdings, the Company or any Subsidiary entered into or received any consent decree, compliance order or administrative order (whether relating to environmental protection or otherwise); and neither Holdings, the Company nor any Subsidiary is in default (or would be in default with the giving of notice or lapse of time or both) in respect of any judgment, order, writ, injunction or decree of any court or any Governmental Body which defaults in the aggregate would have a Material Adverse Effect.

                  SECTION 4.17. INSURANCE. SCHEDULE 4.17 is a complete and correct schedule of all currently effective material insurance policies or binders of insurance or programs of self-insurance which relate to the business of Holdings, the Company and the Subsidiaries (excluding insurance funding Employee Plans which are set forth on Schedule 4.14). The coverage under each such policy and binder is in full force and effect, and no notice of cancellation or nonrenewal with respect to, or disallowance of any claim under, or material increase of premium for, any such policy or binder has been received by Holdings, the Company or any Subsidiary, except such notices, disallowances or increases which would in the aggregate not have a Material Adverse Effect.

                  SECTION 4.18. CERTAIN TRANSACTIONS OR ARRANGEMENTS. To Holdings' and the Company's knowledge, except as described on SCHEDULE 4.18 and other than pursuant to employee benefit arrangements, employment agreements or arrangements and for participation in or pursuant to the ESOP or as expressly contemplated by this Agreement, no securityholder, officer or director of Holdings or the Company (and no Person with whom any such securityholder, officer or director has any direct or indirect relation by blood, marriage or adoption) and no Affiliate or associate (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended), of any of the foregoing is presently, directly or indirectly, a party to any agreement, arrangement or understanding with Holdings, the Company or any of the Subsidiaries (other than arising out of the employment at will of that securityholder by the Company), including without limitation: (a) any contract, agreement, understanding, commitment or other arrangement providing for the furnishing of services or rental of real or personal property to or from, or otherwise relating to the business or operations of, Holdings, the Company or a Subsidiary; (b) any loans or advances to or from the Company or any of the Subsidiaries; (c) any arrangement pursuant to which Holdings, the Company or any Subsidiary or Affiliate thereof may have any obligation or liability whatsoever; and (d) any transaction of a kind which would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission, if the Company were subject thereto.

                  SECTION 4.19. CUSTOMER AND SUPPLIER RELATIONSHIPS. Except as set forth on SCHEDULE 4.19, to the knowledge of Holdings and the Company, the relationships of the Company with its material customers (including franchisees and authorized dealers) and suppliers are, in the aggregate, satisfactory, and neither Holdings nor the Company is aware of any fact or circumstance (including the entering into of this Agreement) that would cause any change in such relationships, which change would have a Material Adverse Effect.

                  SECTION 4.20. FINDERS. Neither Holdings, the Company nor any party acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement, except (i) Goldman, Sachs & Co., who have been retained by Holdings and the Company to serve as financial advisors in connection with the transactions contemplated hereby, and (ii) those advisors retained by Holdings or the Company which are identified in SCHEDULE 4.20.

                  SECTION 4.21. HOLDINGS ASSETS AND LIABILITIES. Holdings (i) is a holding company whose only assets are the shares of capital stock it owns in the Company, (ii) has no liabilities other than expenses in Section 6.9(b) related to this Agreement and (iii) has conducted no operations since its formation other than those incidental to its ownership of the Company Common Stock.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  As an inducement to the Company and Holdings to enter into this Agreement and to consummate the transactions contemplated hereby, MergerCo represents and warrants to the Company and Holdings as follows:

                  SECTION 5.1. ORGANIZATION OF MERGERCO. MergerCo is a corporation duly organized, legally existing and in good standing under the laws of the jurisdiction of its formation and has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted. Prior to the date hereof, true and complete copies of the Certificate of Incorporation and bylaws of MergerCo have been delivered to Holdings or the Company, and such Certificate has not been amended to date.

                  SECTION 5.2. AUTHORITY.

                  (a) MergerCo has the requisite power and authority to execute and deliver this Agreement and all of the other instruments contemplated hereby to be executed by it, to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof. The execution, delivery and performance of this Agreement by MergerCo has been duly authorized and approved by all necessary corporate action on its behalf and do not require any further authorization or consent of MergerCo or its stockholders. This Agreement is, and each other instrument of MergerCo contemplated hereby to be executed by it will be, the legal, valid and binding obligation of MergerCo, enforceable against MergerCo in accordance with its terms.

                  (b) The execution and delivery by MergerCo of this Agreement or any of the other instruments contemplated hereby, the consummation by MergerCo of the transactions contemplated hereby and the compliance by MergerCo with, or fulfillment by MergerCo of the terms, conditions and provisions hereof, will not:

                   (i) conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under the charter, by-laws, trust agreement, partnership agreement or certificate of partnership or other constitutive documents of the MergerCo or any note, instrument, agreement, mortgage, lease, license, franchise, Governmental Permit or judgment, order, award or decree to which MergerCo is a party, to which any of its properties are subject, or by which MergerCo is bound; or

                   (ii) require the approval, consent, authorization or act of, or the making by MergerCo of any declaration, filing or registration with, any third Person or any Governmental Body, except as provided under the New Jersey Industrial Site Recovery Act.

                  SECTION 5.3. NO FINDER. Neither MergerCo nor any party acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

                  SECTION 5.4. ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding or investigation pending, or to the knowledge of MergerCo, threatened, against MergerCo which might adversely affect or restrict MergerCo's ability to consummate the transactions contemplated by this Agreement.

                  SECTION 5.5. FINANCIAL CAPABILITY. Assuming that the financing contemplated by the commitment letters attached as SCHEDULE 5.5 (the "Commitment Letters") is consummated in accordance with the terms thereof, the funds to be borrowed and/or provided thereunder, together with MergerCo's, Holdings and Company's available cash, will provide sufficient funds to satisfy its obligations hereunder. As of the date of this Agreement, MergerCo is not aware of any facts or circumstances that create a reasonable basis for MergerCo to believe that MergerCo will not be able to obtain financing in accordance with the terms of the Commitment Letters.

                  SECTION 5.6. NO OUTSIDE RELIANCE. MergerCo has not relied and is not relying upon any statement or representation not made in this Agreement or a Schedule hereto or contemplated hereby or any certificate or document required to be provided by Holdings or the Company pursuant to this Agreement.

                  SECTION 5.7. GOVERNMENTAL CONSENTS. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority (other than filings pursuant to the H-S-R Act) is required to be made or obtained by MergerCo in connection with the execution, of this Agreement.

                  SECTION 5.8. MERGERCO CAPITAL STOCK. The Shares of common stock of MergerCo to be issued to the sole stockholder of MergerCo prior to the Effective Time will be issued for a purchase price of $7.00 cash per share.

                  SECTION 5.9. CERTAIN TRANSACTIONS OR ARRANGEMENTS. Except as described on SCHEDULE 5.9, except for arrangements and agreements disclosed to the Trustee or as expressly contemplated by this Agreement, immediately following the Closing neither MergerCo, nor its Affiliates will be, directly or indirectly, a party to any agreement, arrangement or understanding with Holdings, the Company or any of the Subsidiaries.


                                   ARTICLE VI

                              ADDITIONAL COVENANTS

                  The respective parties hereto covenant and agree to take, or to cause Holdings or the Company to take, the following actions between the date hereof and the Effective Time:

                  SECTION 6.1. INVESTIGATION OF THE COMPANY BY MERGERCO. Holdings and the Company shall afford to the officers, employees and authorized representatives of MergerCo (including, without limitation, independent public accountants, attorneys, environmental consultants and engineers) and to the employees and authorized representatives of MergerCo financing sources, reasonable access during normal business hours to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation) of Holdings, the Company and the Subsidiaries to the extent MergerCo shall reasonably deem necessary or desirable and shall furnish to MergerCo or its authorized representatives, such additional information concerning Holdings, the Company, the Subsidiaries and their properties, assets, businesses and operations as shall be reasonably requested, including all such information as shall be necessary to enable MergerCo or its representatives to verify the accuracy of the representations and warranties contained in Article IV, to verify that the covenants of Holdings and the Company in Section 6.3 have been complied with, and to determine whether the conditions set forth in Article VII have been satisfied. MergerCo covenants that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of Holdings or the Company. No investigation by MergerCo or its representatives hereunder shall affect the representations and warranties of Holdings or the Company. Nothing in this section shall be interpreted so as to grant MergerCo the right to perform invasive or subsurface investigations of the properties.

                  SECTION 6.2. CERTAIN AGREEMENTS. Each of the parties hereto shall use his or its commercially reasonable best efforts to consummate the transactions contemplated by this Agreement. Each party shall promptly notify the others of any action suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. Holdings and the Company shall promptly notify MergerCo of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced after the date hereof against Holdings, the Company or any Subsidiary that would have been required to be included on SCHEDULE 4.16, and, in the case of any of the foregoing pending on the date hereof, of any material development with respect thereto. Each of Holdings and the Company on the one hand, and MergerCo on the other, shall give prompt notice to the other parties of (a) any notice or other communication received by any such Person from any Governmental Body or third Person alleging that the consent of such Governmental Body or third Person is or may be required in connection with the transactions contemplated by this Agreement, (b) the occurrence of any event or circumstance which could have a Material Adverse Effect, and of which such party has knowledge, or (c) the breach of any material representation, warranty, covenant or other material agreement of any such party.

                  SECTION 6.3. OPERATIONS PRIOR TO THE EFFECTIVE TIME.

                  (a) Subject to Section 6.3(b) hereof, Holdings and the Company shall, and shall cause each of the Subsidiaries to, operate and carry on their businesses only in the ordinary course, except as otherwise expressly contemplated by this Agreement. In furtherance and not in limitation of the foregoing, Holdings and the Company shall, and shall cause each of the Subsidiaries to, use reasonable efforts consistent with good business practice to (i) keep and maintain their respective assets and properties in normal operating condition and repair, (ii) maintain the business organization of Holdings, the Company and the Subsidiaries intact and (iii) preserve the goodwill of the suppliers, contractors, licensors, employees, customers, distributors and others having business relations with them.

                  (b) Except as contemplated by this Agreement, neither Holdings nor the Company shall, and they shall not cause or allow any Subsidiary to, without the express prior written approval of MergerCo (which shall not be unreasonably withheld):

                   (i) amend its Certificate of Incorporation or Bylaws (or other comparable charter or organizational documents);

                   (ii) issue or agree to issue (by the issuance or granting of options, warrants or rights to purchase any capital stock issued thereby), any securities exchangeable or exercisable for or convertible into such capital stock, or other securities, except in connection with the conversion of Series A Preferred Shares and Company Common Stock as permitted pursuant to the terms thereof, or the exercise of Company Options or Holdings Options granted prior to the date hereof pursuant to the Option Plans, the Holdings Option Plans or the ESOP;

                   (iii) split, combine or reclassify any shares of capital stock or declare, set aside or pay any dividends or make any other distributions (whether in cash, stock or other property) in respect of such shares;

                   (iv) issue, transfer, sell or deliver any shares of its capital stock (or securities convertible into or exchangeable or exercisable for, with or without additional consideration, such capital stock) or any other interest therein, except in connection with exercise of Company Options or Holdings Options granted prior to the date hereof pursuant to the Option Plans and the Holdings Option Plans, and for issuances from Treasury of not more than 16,000 shares of Class C Stock, or grants of Holdings Options (provided that in the aggregate the total number of Holdings Options does not exceed the number set forth in Section 4.2(b)) to employees of the Company;

                   (v) other than pursuant to the terms of the ESOP, redeem, purchase or otherwise acquire for any consideration (A) any outstanding shares of its capital stock or securities carrying the right to acquire, or which are convertible into or exchangeable or exercisable for, with or without additional consideration, such stock,
         (B) any other securities of Holdings, the Company or any Subsidiary, or
         (C) any interest in any of the foregoing, except for such repurchases or redemptions of Class C Stock from employees of the Company in connection with, or as a result of, the termination of such employees;

                   (vi) incur any indebtedness for borrowed money, except revolving credit borrowings in the ordinary course of business under the Senior Credit Agreement and otherwise not in excess of $3,750,000 in the aggregate, or amend, supplement or otherwise modify any of the terms of the Senior Credit Agreement or any other instrument or agreement evidencing indebtedness for borrowed money;

                   (vii) make any acquisition or disposition of stock or assets of any entity not in the ordinary course of business and in excess of $1,500,000;

                   (viii) incur capital expenditures not otherwise provided for in applicable budgets or in connection with the projects referenced on SCHEDULE 4.6, and which expenditures are in excess of $1,500,000;

                   (ix) merge or consolidate with any corporation or other entity;

                   (x) enter into any employment or similar contract with, or materially increase the compensation payable to, any officer or employee, except in the ordinary course of business;

                   (xi) alter in any respect its practices and policies relating to the payment and collection, as the case may be, of accounts payable and accounts receivable;

                   (xii) except as contemplated by or described in this Agreement, adopt, amend in any material respect or terminate any Employee Plan, severance plan or collective bargaining agreement or make awards or distributions under any Employee Plan, except awards or distributions to any participant or employee in the ordinary course and relating to the Holdings Option Plans;

                   (xiii) create, assume or suffer to be incurred any Encumbrance of any kind on any of its properties or assets or the properties or assets of any Subsidiary other than (A) Encumbrances in the ordinary course of business consistent with past practices, as long as the creation, assumption or sufferance thereof does not interfere with, hinder or delay the transactions contemplated hereby and (B) Permitted Encumbrances;

                   (xiv) amend, supplement or modify any contract set forth on SCHEDULE 4.15 or relinquish any material right or privilege of Holdings, the Company or any Subsidiary, except, in the case of any contract set forth on SCHEDULE 4.15, for any such amendments, supplements or modifications which are not materially adverse to Holdings or the Company; or

                   (xv) agree, commit or resolve to do or authorize any of the foregoing.

                  (c) Prior to the Closing, Holdings or the Company and the Subsidiaries shall:

                   (i) promptly comply with all filing requirements (including without limitation, pursuant to the H-S-R Act) which foreign, federal or state law may impose on Holdings, the Company or any Subsidiary with respect to the transactions contemplated hereby; and

                   (ii) use their reasonable efforts to obtain any consent, authorization or approval of, or exemption by, any Governmental Body or other third Person, including without limitation, landlords and lenders and those persons (other than Holdings, the Company and the Subsidiaries) who are parties to the agreements described on SCHEDULE 4.4 hereto, required to be obtained or made by it in connection with the transactions contemplated hereby.

                  SECTION 6.4. NO PUBLIC ANNOUNCEMENT. Prior to the Effective Time, neither MergerCo, Holdings, nor the Company shall, without the approval of MergerCo and Holdings, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case MergerCo and Holdings shall be advised, and MergerCo and Holdings shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued. On the date hereof and at the Effective Time, the parties shall issue a joint press release which shall be reasonably acceptable to Holdings and MergerCo.

                  SECTION 6.5. GOVERNMENTAL FILINGS; CONSENTS.

                  (a) The Sellers, Holdings, the Company and MergerCo shall cooperate with each other in filing any necessary applications, reports or other documents with any federal or state agencies, authorities or bodies (domestic or foreign) having jurisdiction with respect to this Agreement and the transactions contemplated hereby, and in seeking necessary consultation with and prompt favorable action by, including required consents of, any such agencies, authorities or bodies.

                  (b) In furtherance and not in limitation of the foregoing, MergerCo shall use its best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory laws, rules or regulations of any Governmental Body (including the H-S-R Act, the "Antitrust Laws"). If any suit is instituted challenging any of the transactions contemplated by this Agreement as violative of any Antitrust Law, MergerCo shall take such action (including, without limitation, agreeing to hold separate or to divest any of the businesses, product lines or assets of MergerCo or any of its Affiliates or of any of Holdings, the Company, or the Subsidiaries or their Affiliates) as may be required (i) by the applicable Governmental Body (including, without limitation, the Antitrust Division of the United States Department of Justice or the Federal Trade Commission) in order to resolve such objections as such Governmental Body may have to such transactions under such Antitrust Law, or
(ii) by any domestic or foreign court or similar tribunal, in any suit brought by a private party or Governmental Body challenging the transactions contemplated by this Agreement as violative of any Antitrust Law, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that has the effect of preventing the consummation of any of such transactions.

                  SECTION 6.6. DIRECTORS' AND OFFICERS' INDEMNIFICATION.

                  (a) With respect to the current members of Holdings' and the Company's Boards of Directors, Holdings and the Company shall not take any action to directly or indirectly disaffirm the provisions of their respective Certificates of Incorporation and Bylaws relating to indemnification of officers and directors.

                  (b) For five years from the Effective Time, MergerCo shall cause Holdings and the Company to use their best efforts to maintain, if available, officers' and directors' liability insurance covering the persons who are presently covered by their officers' and directors' liability insurance policies (copies of which have heretofore been delivered to MergerCo) with respect to actions and omissions occurring prior to the Effective Time, on terms which are not materially less favorable than the terms of such current insurance in effect for Holdings and the Company on the date hereof; PROVIDED, HOWEVER, that in no event shall Holdings or the Company be obligated to pay annual premiums greater than 200% of such premiums paid or payable as of the date hereof; PROVIDED, FURTHER, that if any annual premium for such coverage and amount of insurance would exceed 200% of such annual rate, Holdings and the Company shall provide the maximum coverage which shall then be available at an annual premium equal to 200% of such rate.

                  (c) MergerCo covenants for itself and its successors, assigns, heirs, legatees and personal representatives that they shall not institute any action or proceeding in any court or before any administrative agency or before any other tribunal against any of the current directors of Holdings or the Company, in their capacity as such, with respect to any liabilities, actions or causes of action, judgments, claims and demands of any nature or description (consequential, compensatory, punitive or otherwise), in each such case solely to the extent resulting from their approval of this Agreement or the transactions contemplated hereby.

                  SECTION 6.7. PRO FORMA BALANCE SHEET; POST-ACQUISITION CAPITALIZATION OF COMPANY. On or prior to July 20, 1998, MergerCo will provide to the Trustee and Holdings a true and complete copy of the consolidated pro forma balance sheet of MergerCo and its subsidiaries as of March 28, 1998 giving effect to the consummation of the transactions contemplated hereby (the "PRO FORMA BALANCE SHEET"). The Pro Forma Balance Sheet will fairly present, based on the assumptions set forth therein, the adjustments giving effect to such transactions.

                  SECTION 6.8. EMPLOYEE BENEFITS. From and after the Closing, Holdings and the Company shall perform all obligations pursuant to employee benefit plans and policies that have accrued or otherwise become due on or before the Closing.

                SECTION 6.9.MERGERCO TO FUND CERTAIN OBLIGATIONS.

                  (a)At least three business days prior to the date that is expected to be the Effective Time, the Company shall deliver to MergerCo a notice setting forth the amounts that the Company estimates will, at the Effective Time, be outstanding under the Senior Credit Agreement and that are due in connection with the transactions contemplated hereby under those certain Senior Subordinated Notes dated April 18, 1996, in the aggregate principal amount of $100 million (the "SUBORDINATED NOTES"). After the close of business on the day prior to the expected Effective Time, the Company shall deliver to MergerCo a notice (the "FINAL NOTICE") setting forth such amounts under such documents. At the Closing, MergerCo shall pay or shall contribute or otherwise make available to the Company and cause the Company to pay the amounts set forth in the Final Notice.

                  (b)At the Effective Time, MergerCo shall pay or contribute or otherwise make such funds available to Holdings and cause Holdings to pay (i) all of the costs and expenses of Holdings and the Company incident to their negotiation and preparation of this Agreement and any other related agreement contemplated hereby and to their performance and compliance with all agreements and conditions contained herein or therein on their part to be performed or complied with, including the fees, expenses and disbursements of their respective financial advisors, counsel and accountants, and (ii) the members of the Company's management the aggregate amounts disclosed in SCHEDULE 6.9, provided that the aggregate total of such costs and expenses and such amounts on
SCHEDULE 6.9 shall not exceed $12.7 million and any amounts in excess of such amounts shall be borne by parties that are stockholders of Holdings immediately prior to the Effective Time.

                  SECTION 6.10.NEW STOCKHOLDERS' AGREEMENT. At the Effective Time, the Trustee, all holders of Rollover Shares, other than members of Holdings or the Company's management, Holdings and the Company shall enter into the stockholders agreement substantially in the form of Exhibit 6.10 hereto with such modifications as are necessary to add holders of Rollover Shares who are not employees (the "NEW STOCKHOLDERS' AGREEMENT").

                  SECTION 6.11.MINIMUM EQUITY OF THE SURVIVING CORPORATION. MergerCo covenants that, upon consummation of the Merger and the related financings and the disposition of the cash portion of the Merger Consideration as provided in Article III hereof pursuant to the Merger, not less than $109 million shall have been contributed to MergerCo or the Surviving Corporation in cash.

                  SECTION 6.12.FINANCIAL STATEMENTS. Holdings and the Company shall furnish or shall cause their independent accountants to furnish not later than August 15, 1998: (a) consolidated audited financial statements for each of Holdings and the Company, together with their Subsidiaries, for the years ended December 27, 1997, December 28, 1996 and December 30, 1995, which will present fairly the financial condition and results of operation and will be prepared in accordance with GAAP consistently applied in a form meeting the requirements of Regulation S-X of the Securities Act, PROVIDED, that Holdings shall only provide such financial statements since inception; and (b) the consent of Holdings' and the Company's independent accountants to the inclusion of their reports on such financial statements in any registration statement of the Surviving Corporation, Holdings or the Company or any offering memorandum under any offering conducted in reliance upon an exemption under the Securities Act, any resale exemption under the Securities Act (including pursuant to Rule 144A thereunder) or under the Securities Act and any amendments thereto; and for the purposes of assisting Buyer with any such registration statement and subsequent reporting requirements of the Securities Exchange Act of 1934, or any offering memorandum Holdings and the Company will deliver to Buyer (i) unaudited consolidated income statements and balance sheets for Holdings and for the Company for each 1998 fiscal quarter completed on or prior to the Closing Date and (ii) unaudited consolidated income statements and balance sheets of Holdings and of the Company for each 1997 calendar quarter. The financial statements and schedules described above shall be delivered by August 15, 1998. Holdings (for the periods during which it existed) and the Company shall provide Buyer with the unaudited financial information for the years 1993 and 1994 meeting the requirements of item 301 of Reg S-K by August 15, 1998.


                                   ARTICLE VII

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF MERGERCO

                  The obligations of MergerCo to consummate the transactions contemplated by this Agreement shall, at the option of MergerCo, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                  SECTION 7.1. NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES. There shall have been no material breach by Holdings or the Company in the performance of any of their covenants, agreements and obligations herein; none of the representations and warranties contained or referred to in Article IV hereof shall fail to be true and correct on the date hereof and at the Effective Time as though made at the Effective Time, except for (i) representations and warranties that speak as of a specific date or time other than the Effective Time (which need only be true and correct as of such date or time), (ii) representations and warranties which are not qualified by Material Adverse Effect or otherwise by material adversity (which need be true and correct except for such inaccuracies as in the aggregate (together with the inaccuracies referred to in the following clause (iii)) would not have a Material Adverse Effect), (iii) representations and warranties which are qualified by Material Adverse Effect or otherwise by material adversity shall also be true and correct without regard to such qualification except for such inaccuracies as in the aggregate (together with the inaccuracies referred to in the preceding clause (ii)) would not have a Material Adverse Effect, (iv) the representations and warranties set forth in Section 4.2 shall be true and correct on the date hereof and at the Effective Time and (v) changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by MergerCo; and there shall have been delivered to MergerCo a certificate to such effect, dated the Effective Time and signed by the President or other senior executive officer of each of Holdings and the Company.

                  SECTION 7.2. RESIGNATIONS OF DIRECTORS. Prior to the Closing, MergerCo shall notify Holdings and the Company of those directors of Holdings, the Company and the Subsidiaries from whom it will require resignations. Holdings and the Company shall have furnished MergerCo with such signed resignations, effective as of the Closing.

                  SECTION 7.3. LITIGATION. As of the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or other Governmental Body of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions or other material obligations of the parties hereto as contemplated hereby; PROVIDED, HOWEVER, that entry by a court of an order or decree permitting the transactions to be consummated but requiring that any of the businesses, product lines or assets of any of MergerCo or its Affiliates, or Holdings, the Company, the Subsidiaries or their Affiliates be divested or held separate by MergerCo or that would otherwise limit MergerCo's freedom of action with respect to, or its ability to retain, Holdings, the Company and the Subsidiaries, or any portion thereof, or any of MergerCo's or its Affiliates' other assets or businesses, shall not be deemed a failure to satisfy that condition or any other condition hereof.

                  SECTION 7.4. NECESSARY APPROVALS AND CONSENTS. Holdings and the Company shall have delivered to MergerCo such evidence as MergerCo may reasonably request of the receipt of all consents, approvals and actions of any third Person or Governmental Body specified in SCHEDULE 4.4, and all exceptions set forth on SCHEDULE 4.1 and SCHEDULE 4.3 shall have been cured, unless the absence of such cure would not have a Material Adverse Effect. The waiting period (and any extension hereof) applicable to the transactions contemplated by this Agreement under the H-S-R Act shall have been terminated or shall have otherwise expired.

                  SECTION 7.5. CORPORATE ACTION. The Boards of Directors of each of Holdings and the Company shall have taken all action necessary to approve the transactions contemplated by this Agreement, and each of Holdings and the Company shall have furnished MergerCo with certified copies of resolutions adopted by the respective Boards of Directors of each of Holdings and the Company, in form and substance reasonably satisfactory to counsel for MergerCo, in connection with such transactions.

                  SECTION 7.6.ESOP TRUSTEE. The Company shall have received a written statement from the Trustee to the effect that, on the basis of the representations, warranties, covenants and conditions set forth in this Agreement and its own evaluation and on the advice of its financial and legal advisors, the Trustee believes that the transactions contemplated by this Agreement are fair from a financial point of view to the ESOP.

                  SECTION 7.7.FIRPTA AFFIDAVIT.At or prior to the Effective Time, Holdings shall deliver a certification satisfying the requirements of section 1.1445-2(c)(3) of the Treasury Regulations.

                  SECTION 7.8. STOCKHOLDERS' AGREEMENT. The Stockholders' Agreement dated as of March 22, 1996 by and among the Sellers named therein, Holdings and the Company (as the same may have been amended through the date hereof, the "Stockholders Agreement") shall have been terminated in the manner contemplated by the New Stockholders' Agreement, and the New Stockholders Agreement shall have been executed and delivered to MergerCo by Holdings, the Company, all holders of Rollover Shares other than members of Holdings or the Company's management and the Trustee on behalf of the ESOT.

                  SECTION 7.9.OPINION. Holdings shall have received an opinion or certificate of a reputable expert firm selected by MergerCo and reasonably satisfactory to Holdings confirming the solvency of the Surviving Corporation and its subsidiaries on a consolidated basis after giving effect to the transactions contemplated hereby, involving the related financings, which opinion or certificate shall be addressed to the Board of Directors of Holdings and upon which the Board of Directors of Holdings shall be entitled to rely.

                  SECTION 7.10.FINANCING CONDITION. MergerCo, Holdings and the Company shall have consummated the Financing contemplated by the Commitment Letters.

                  SECTION 7.11.ADOPTION OF AGREEMENT. This Agreement shall have been adopted by the affirmative vote of the stockholders of Holdings by the requisite vote in accordance with applicable law.

                  SECTION 7.12.INVESTCORP AGREEMENTS. The agreements between the Company, Holdings and affiliates of Investcorp E.C. relating to management services and transactions services shall be terminated.

                  SECTION 7.13.ESOP TRUSTEE. The ESOP Trustee shall have performed all of its obligations under the ESOP Exchange Agreement, or the ESOP and the other parties to such agreement shall havewaived performance thereof, and the transactions, including the Exchange (as defined therein) contemplated by the ESOP Exchange Agreement shall have been consummated.

                                  ARTICLE VIII

                       CONDITIONS PRECEDENT TO OBLIGATIONS
                           OF HOLDINGS AND THE COMPANY

                  The obligations of Holdings and the Company to consummate the transactions contemplated by this Agreement shall, at their respective options, be subject to the satisfaction at or prior to the Effective Time, of the following conditions:

                  SECTION 8.1. NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES. There shall have been no material breach by MergerCo in the performance of any of its covenants and agreements herein; each of the representations and warranties of MergerCo contained or referred to in this Agreement shall be true and correct at the Effective Time as though made at the Effective Time, except for (a) representations and warranties that speak as of a specific date or time other than the Effective Time (which need only be true and correct as of such date or time), (b) representations and warranties which are qualified by a material adverse effect (which need be true and correct except for such inaccuracies as in the aggregate would not have a Material Adverse Effect) and (c) changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Holdings and the Company; and there shall have been delivered to Holdings a certificate to such effect, dated the Effective Time and signed by the President or other senior executive officer of MergerCo.

                  SECTION 8.2. LITIGATION. At the Effective Time, there shall be no injunction, restraining order or decree of any nature of any court or other Governmental Body of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions or other material obligations of the parties hereto as contemplated hereby, and no proceeding seeking any such relief or seeking material damages with respect to the transactions contemplated hereby shall be threatened or pending by any Governmental Body of competent jurisdiction.

                  SECTION 8.3. OTHER TRANSACTIONS. The conditions set forth in Sections 7.4 and 7.6 shall be satisfied (except if such condition is to MergerCo's satisfaction and discretion, it shall be read as being to the Company's satisfaction or discretion).

                  SECTION 8.4.OPINION. Holdings shall have received an opinion or certificate of a reputable expert firm selected by MergerCo and reasonably satisfactory to Holdings confirming the solvency of the Surviving Corporation and its subsidiaries on a consolidated basis after giving effect to the transactions contemplated hereby, involving the related financings, which opinion or certificate shall be addressed to the Board of Directors of Holdings and upon which the Board of Directors of Holdings shall be entitled to rely.

                  SECTION 8.5.ESOP TRUSTEE. The ESOP Trustee shall have performed all of its obligations under the ESOP Exchange Agreement, or the ESOP and the other parties to such agreement shall have waived performance thereof, and the transactions, including the Exchange (as defined therein) contemplated by the ESOP Exchange Agreement shall have been consummated.

                  SECTION 8.6. STOCKHOLDERS AGREEMENT. The Stockholders' Agreement shall have been terminated in the manner contemplated by the New Stockholders' Agreement, and the

New Stockholders' Agreement shall have been executed and delivered to Holdings by MergerCo, the Company, all holders of Rollover Shares other than the members of Holdings or the Company's management and the Trustee on behalf of the ESOT.


                                   ARTICLE IX

                                  TERMINATION

                  SECTION 9.1. TERMINATION. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Effective Time: (a) by the mutual consent of MergerCo and Holdings;
(b) by MergerCo or Holdings if the ESOP has not consented to the transaction contemplated hereby before 3:00 p.m. on July 22, 1998; PROVIDED that such right to terminate under this Section 9.1(b) shall terminate if the ESOP executes and delivers the ESOP Exchange Agreement prior to the time that notice is given by Holdings or MergerCo that such party is exercising its right to terminate this Agreement pursuant to this Section 9.1(b); (c) by MergerCo in the event that any condition set forth in Article VII shall not be satisfied and shall not be reasonably capable of being remedied at or prior to the September 30, 1998, (d) by Holdings in the event that any condition set forth in Article VIII shall not be satisfied and shall not be reasonably capable of being remedied at or prior to September 30, 1998; and (e) by MergerCo or Holdings if the Closing shall not have occurred on or before September 30, 1998 (or, if MergerCo and Holdings shall have agreed to a later date pursuant to Section 2.2, on or before any such later date); PROVIDED, HOWEVER, that no party may terminate this Agreement pursuant to clause (c), (d) or (e) if the failure of any condition in Article VII or Article VIII to be satisfied or the failure of the Closing to occur on or before September 30, 1998 (or, if MergerCo and Holdings shall have agreed to a later date pursuant to Section 2.2, on or before any such later date), results from the willful and material breach by such party of any covenant of this Agreement.

                  SECTION 9.2. NO LIABILITY UPON TERMINATION. In the event that this Agreement shall be terminated pursuant to this Article IX, all obligations of the parties under this Agreement (other than under this Section 9.2 and Section 10.1) shall be terminated without liability or penalty on the part of any party or its officers, directors or general or limited partners to any other party, other than as may result from any willful and material breach by a party of this Agreement.


                                    ARTICLE X

                               GENERAL PROVISIONS

                  SECTION 10.1. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations and warranties set forth in Article IV of this Agreement shall terminate at the earlier of (a) consummation of the transactions contemplated hereby and (b) termination of this Agreement in accordance with
Article IX hereof. All covenants and agreements set forth in this Agreement shall survive in accordance with their terms.

                  SECTION 10.2. NOTICES. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made (a) five business days after being sent by registered or certified mail, return receipt requested, (b) upon delivery, if hand delivered, (c) one business day after being sent by prepaid overnight carrier with guaranteed delivery, with a record of receipt, or (d) upon transmission with confirmed delivery if sent by cable, telegram, facsimile or telecopy, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

                  (a)      if to MergerCo:

                           c/o Fenway Partners, Inc.
                           152 West 57th Street
                           New York, NY 10019
                           Attn.: Richard C. Dresdale

                  with copies to:

                           Ropes & Gray
                           One International Place
                           Boston, MA  02110
                           Attn.: Lauren I. Norton

                  (b)      if to the Company:

                           Simmons Company
                           One Concourse Parkway Suite 600
                           Atlanta, GA  30328
                           Attention: Zenon S. Nie
                           Telecopy: 770-392-2565

                  with copies to:

                           (i)        Roger W. Franklin
                                      (at the address listed above)

                           and

                           (ii)       Jones, Day, Reavis & Pogue
                                      3500 One Peachtree Center
                                      303 Peachtree Street NE
                                      Atlanta, GA 30308
                                      Attention: Lizanne Thomas, Esq.
                                      Telecopy: 404-581-8330

                  (c)      if to Holdings:

                           c/o Investcorp International, Inc.
                           280 Park Avenue
                           New York, NY 10017
                           Attention: Christopher J. O'Brien
                           Telecopy: 212-983-7073

                  with a copy to:

                           Gibson, Dunn & Crutcher LLP
                           200 Park Avenue
                           New York, NY  10166
                           Attention: Sean P. Griffiths, Esq.
                           Telecopy: 212-351-4035

                  (d)      if to the Trustee:

                           State Street Bank & Trust Company
                           Batterymarch Park III
                           Three Pine Hill Drive
                           Quincy, MA  02169
                           Attn: Kelly Q. Driscoll
                           Telecopy: 617-376-7313

                  with a copy to:

                           Kirkpatrick & Lockhart LLP
                           1500 Oliver Building
                           Pittsburgh, PA 15272
                           Attention: Charles R. Smith, Esq.
                           Telecopy: 412-355-6501


                  SECTION 10.3. PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in the case that any provision contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

                  SECTION 10.4. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to each of the Company and MergerCo.

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                  SECTION 10.5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

                  SECTION 10.6. ASSIGNMENT; SUCCESSORS AND ASSIGNS. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns, heirs, legatees, distributees, executors, administrators and guardians. Nothing in this Agreement, expressed or implied, is intended or shall be construed upon any Person (other than the parties hereto and the successors and assigns permitted by this Section 10.6, the officers and directors of Holdings and the Company and their respective heirs, legatees and personal representatives with respect to Section 6.6) any right, remedy or claim under or by reason of this Agreement.

                  SECTION 10.7. TITLES AND HEADINGS. Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  SECTION 10.8. SCHEDULES AND EXHIBITS. The schedules and exhibits referred to in this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Except as expressly set forth herein, disclosure of any fact or item in any schedule hereto shall, to the extent apparent from the face of such schedule and relevant to any other schedule or schedules, be deemed to be disclosed in such other schedule or schedules, notwithstanding the lack of a specific cross-reference.

                  SECTION 10.9. KNOWLEDGE. In each provision of this Agreement in which a representation or warranty is qualified to the "knowledge" of a Person or to the "best of the knowledge" of a person, unless otherwise stated in such provision, each such phrase means that the Person does not have actual knowledge after due investigation thereof of any state of facts which is different from the facts described in the warranty or representation. With respect to Holdings and the Company, such knowledge shall refer solely to the "knowledge" of one or more of those Persons identified in SCHEDULE 10.9.

                  SECTION 10.10. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, including the schedules and exhibits, contains the entire understanding of the parties hereto with regard to the subject matter contained herein. The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement. Any such agreement shall be validly and sufficiently authorized for purposes of this Agreement if it is signed by MergerCo and Holdings and, as applicable, the Company.

                  SECTION 10.11. WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

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



                  SECTION 10.12. SPECIFIC PERFORMANCE. The parties acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issues by a court of competent jurisdiction. Such a remedy shall, however, not be exclusive, and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

                            [Signatures on next page]

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the day and year first above written.



REM ACQUISITION, INC.
                                            SIMMONS HOLDINGS, INC., a
                                             Delaware corporation
By:  /s/ Richard C. Dresdale
     -------------------------
     Name: Richard C. Dresdale
     Title: Secretary                       By: /s/ Zenon S. Nie
                                                 -------------------------
                                                Name: Zenon S. Nie
                                                Title:  Chief Executive Officer

                                            SIMMONS COMPANY, a Delaware
                                             corporation


                                            By:  /s/ Zenon S. Nie
                                                 -------------------------
                                                 Name: Zenon S. Nie
                                                 Title:  Chief Executive Officer






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